UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                   FORM 8-A/A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       TANGER FACTORY OUTLET CENTERS, INC.
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             (Exact name of registrant as specified in its charter)

        North Carolina                                  56-1815473
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 (State of incorporation or organization)     (IRS Employer Identification No.)

     3200 Northline Avenue Suite 360
       Greensboro, North Carolina                           27408
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 (Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which to be so
     to be so registered               registered each class is to be registered
----------------------------------     -----------------------------------------

Preferred Share Purchase Rights              New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

Item 1.           Description Of Securities To Be Registered.
                  ------------------------------------------

                  Item 1 of the registration statement on Form 8-A filed by Tanger Factory Outlet Centers, Inc. (the "Company") on August 24, 1998 is amended as follows:

                  The Company amended its Rights Agreement, dated as of August 20, 1998, between the Company and BankBoston, N.A., as Rights Agent, to amend certain of the requirements for changing the Rights Agent and to appoint EquiServe Trust Company, N.A. as a successor Rights Agent. The amendment is incorporated by reference.

Item 2. Exhibits.

     1.   Amendment  to  Rights   Agreement,   dated  as  of  October  30,  2001
          (incorporated by reference to Exhibit 4.3A to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 10, 2002
                                  TANGER FACTORY OUTLET CENTERS, INC.


                                  By: /s/ Rochelle G. Simpson
                                        Name:       Rochelle G. Simpson
                                        Title:      Secretary

                                  EXHIBIT LIST


     1.   Amendment  to  Rights   Agreement,   dated  as  of  October  30,  2001
          (incorporated by reference to Exhibit 4.3A to the Company's Annual Report on Form 10-K for the year ended December 31, 2001).